UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2018

Forestar Group Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500, Austin Texas 78746
(Address of principal executive offices)

Registrant’s telephone number, including area code (512) 433-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K (this “Current Report”) relative to the entry into the Purchase Agreement (as hereinafter defined) is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 8, 2018, certain subsidiaries (collectively, the “Sellers”) of Forestar Group Inc. (the “Company”) entered into that certain Agreement of Purchase and Sale (the “Purchase Agreement”) with Starwood Land, L.P. (the “Buyer”), which is a joint venture between an affiliate of Starwood Capital Group and an affiliate of Land Strategies Management. Pursuant to the Purchase Agreement, the Sellers sold to the Buyer certain land, buildings, and other improvements, certain shares and partnership and membership interests, mortgage loans made by certain of the Sellers, and other assets as described in the Purchase Agreement for an aggregate purchase price of approximately $232 million in cash, subject to certain adjustments as described therein. The parties to the Purchase Agreement have each made customary representations and warranties and agreed to customary indemnification obligations.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

On February 8, 2018, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Relevant to Forward-Looking Information

Portions of this Current Report may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to the Company on the date this release was issued. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that the transaction is not expected to have a material impact on the Company’s earnings, divesting these legacy projects will help streamline our business and provide capital for future growth, and the Company plans to invest this capital primarily into new land development projects to improve returns and enhance value for our shareholders. The forward-looking statements also include that in fiscal 2018, the Company expects to invest approximately $400 million in land acquisition and development from both its existing cash and the cash flow generated from its legacy portfolio, and the Company also expects its annual deliveries to grow to approximately 10,000 lots by fiscal 2020.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: general economic, market or business conditions in Texas, where our real estate activities are concentrated, or on a national or global scale; our ability to achieve some or all of our key initiatives; the opportunities (or lack thereof) that may be presented to the Company and that we may pursue; our ability to hire and retain key personnel; future residential or commercial entitlements, development approvals and the ability to obtain such approvals; obtaining approvals of reimbursements and other payments from special improvement districts and the timing of such payments; accuracy of estimates and other assumptions related to investment in and development of real estate, the expected timing and pricing of land and lot sales and related cost of real estate sales, impairment of long-lived assets, income taxes, share-based compensation; the levels of resale housing inventory in our mixed-use development projects and the regions in which they are located; fluctuations in costs and expenses, including impacts from shortages in materials or labor; demand for new housing, which can be affected by a number of factors including the availability of mortgage credit, job growth and fluctuations in commodity prices; competitive actions by other companies; changes in governmental policies, laws or regulations and actions or restrictions of regulatory agencies; our partners’ ability to fund their capital commitments and otherwise fulfill their operating and financial obligations; inability to obtain permits for, or changes in laws, governmental policies or regulations affecting, water withdrawal or usage; the effect of D.R. Horton’s controlling level of ownership on the Company and our stockholders; our ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of our merger with D.R. Horton on our ability to maintain relationships with our vendors and customers; and the final resolutions or outcomes with respect to our contingent and other liabilities related to our business. Additional information about issues that could lead to material changes in performance is contained in the Company’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission (SEC).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement of Purchase and Sale, dated as of February 8, 2018, by and among the Company’s subsidiaries named therein and Starwood Land, L.P.

99.1	Press Release, dated February 8, 2018.

*	Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018	Forestar Group Inc.

	By:	/s/ Thomas B. Montano
Name: Thomas B. Montano Title: Vice President and Secretary